SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2011

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6005

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2011, Leap Wireless International, Inc. (the “Company”) entered into an Addendum to Indemnification Agreement (the “Addendum”) with its directors, which supplements the Indemnification Agreement previously entered into (the “Indemnification Agreement”). The Addendum provides that the Company will indemnify and advance expenses to a director’s Affiliate or any Related Party thereof (as such terms are defined therein) if the Company has requested that the director arrange for such party to perform services for or otherwise provide assistance to the Company.

The form of Addendum to Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Indemnification Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2009 and is incorporated herein by reference. The above descriptions of the terms of the Addendum to Indemnification Agreement and Indemnification Agreement are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Addendum to Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: December 1, 2011	By	/s/ Robert J. Irving, Jr.
Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Addendum to Indemnification Agreement.